EXHIBIT 99.1

NeuroMetrix Reports Q3 2017 Financial Results

•	Overall revenue of $3.5M is up 5% year-over-year

•	Quell shipments of 15.6K devices are up 29% year-over-year

•	Quell shipments of 28.7K electrode reorders are up 99% year-over-year

•	Capital structure was simplified with 86% of outstanding warrants retired

WALTHAM, Mass, --(BUSINESS WIRE) -- NeuroMetrix, Inc. (Nasdaq: NURO), today reported financial and business highlights for the quarter ended September 30, 2017.

The Company develops and markets novel therapies, based on neurostimulation and digital medicine, for chronic health conditions. The Company’s primary product is Quell®, which is an over-the-counter wearable neurostimulation device for treating chronic pain. The Company also has a diagnostic business based on its DPNCheck® product, which is a point-of-care test that provides accurate and cost-effective screening, diagnosis and monitoring of diabetic peripheral neuropathy (DPN).

Highlights:

•	Revenue for Q3 2017 of $3.5 million was up 5% from $3.4 million in Q3 2016. Quell contributed $2.6 million in revenue and DPNCheck contributed $0.6 million in revenue.

•
Quell Q3 2017 shipments totaled 15,627 devices and 28,702 electrode reorder packages with a total invoiced value of $3.63 million. This compared with 12,086 devices and 14,391 electrode reorder packages with a total invoiced value of $2.90 million in Q3 2016.

•	Cumulative Quell device shipments crossed the 100,000 milestone.

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Quell intellectual property assets were expanded with the issuance of a U.S. utility patent for automatically modulating therapeutic neurostimulation based on the user's sleep characteristics. In addition, the patent includes claims related to providing device users with feedback about their sleep.

•	DPNCheck Q3 2017 revenue of $0.6 million declined 18% from Q3 2016. Shipments included 39,950 biosensors versus 57,400 biosensors in Q3 2016.

•
An agreement for a $7.0 million private equity offering ($3.5 million of which was funded in July with the balance planned for October) incorporated the retirement of 4.2 million or 86% of outstanding warrants.

"The Q3 2017 financial results reflect continued Quell growth tempered by seasonality and unexpected events," said Shai N. Gozani, M.D., Ph.D., President and Chief Executive Officer of NeuroMetrix. "We are pleased to have grown the Quell business on a year over year basis. We also believe that Quell and DPNCheck revenue was impacted by the unfortunate series of natural disasters that hit Texas, the southeastern U.S., and Mexico. In the face of these circumstances, we increased our focus on cash management and were pleased that cash consumption dropped below $3 million in the quarter. We continued to invest in R&D, with particular focus on our third generation Quell platform that we expect to launch in 2018. We believe that this technology will enhance the user experience and substantially improve our gross margin.”

Financial Highlights:

The Company reported its financial highlights results for Q3 2017. Total revenues were $3.5 million versus $3.4 million for Q3 2016, an increase of 5%. Gross margin was 42.5% of total revenues, up 240 basis points from 40.1% in Q3 2016. Operating expenses decreased to $5.0 million compared to $5.3 million in Q3 2016. Loss from operations was $3.5 million in Q3 2017 versus $4.0 million in Q3 2016. After interest income and changes in fair value of warrant liabilities, net loss was $3.5 million in Q3 2017 and $3.9 million in Q3 2016. Net cash usage in Q3 2017 was $2.9 million, down from $3.7 million in Q3 2016. The Company ended Q3 2017 with cash and cash equivalents of $4.0 million.

Company to Host Live Conference Call and Webcast

NeuroMetrix management will host a conference call today, October 19, 2017 at 8:00 a.m., Eastern Time. To access the call in the United States, dial 844-787-0799 and use the confirmation code 84863406. Internationally, the conference call may be accessed by dialing (661) 378-9630 and using the same confirmation code. The call will also be webcast and will be accessible from the Company's website at http://www.NeuroMetrix.com under the "Investor Relations" tab. A replay of the conference call will be available starting two hours after the call by dialing 855-859-2056, domestically and 404-537-3406, internationally. The confirmation code to access the replay is 84863406. The replay will be available for one week after the conference call.

About NeuroMetrix

NeuroMetrix is a commercial stage, innovation driven healthcare company combining neurostimulation and digital medicine to address chronic health conditions including chronic pain, sleep disorders, and diabetes. The company's lead product is Quell, an over-the-counter wearable therapeutic device for chronic pain. Quell is integrated into a digital health platform that helps patients optimize their therapy and decrease the impact of chronic pain on their quality of life. The company also markets DPNCheck®, a rapid point-of-care test for diabetic neuropathy, which is the most common long-term complication of Type 2 diabetes. The company maintains an active research effort and has several pipeline programs. The company is located in Waltham, Massachusetts and was founded as a spinoff from the Harvard-MIT Division of Health Sciences and Technology in 1996. For more information, please visit www.NeuroMetrix.com.

Safe Harbor Statement

The statements contained in this press release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the company’s or management’s expectations regarding the business, as well as events that could have a meaningful impact on the company’s revenues and cash resources. While the company believes the forward-looking statements contained in this press release are accurate, there are a number of factors that could cause actual events or results to differ materially from those indicated by such forward-looking statements, including, without limitation, estimates of future performance, and the ability to successfully develop, receive regulatory clearance, commercialize and achieve market acceptance for any products. There can be no assurance that future developments will be those that the company has anticipated. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to in the company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, as well as other documents that may be filed from time to time with the Securities and Exchange Commission or otherwise made public. The company is providing the information in this press release only as of the date hereof, and expressly disclaims any intent or obligation to update the information included in this press release or revise any forward-looking statements.

Source: NeuroMetrix, Inc.
Thomas T. Higgins
SVP and Chief Financial Officer
781-314-2761
neurometrix.ir@neurometrix.com

NeuroMetrix, Inc.
Statements of Operations
(Unaudited)

	Quarters Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Revenues	$3,546,680	$3,389,427	$12,162,861	$8,312,096

Cost of revenues	2,040,997	2,031,823	7,378,001	5,086,706

Gross profit	1,505,683	1,357,604	4,784,860	3,225,390

Operating expenses:
Research and development	840,577	1,202,651	2,621,445	3,487,291
Sales and marketing	2,919,504	2,959,311	8,436,497	8,199,469
General and administrative	1,258,466	1,165,815	3,925,595	3,882,461

Total operating expenses	5,018,547	5,327,777	14,983,537	15,569,221

Loss from operations	(3,512,864)	(3,970,173)	(10,198,677)	(12,343,831)

Interest income	3,554	5,772	11,018	17,030
Change in fair value of warrant liability	327	56,248	208,480	227,873

Net loss	$(3,508,983)	$(3,908,153)	$(9,979,179)	$(12,098,928)

NeuroMetrix, Inc.
Condensed Balance Sheets

	September 30, 2017	December 31, 2016

Cash and cash equivalents	3,969,218	3,949,135
Other current assets	4,251,453	3,637,788
Noncurrent assets	551,985	696,968
Total assets	8,772,656	8,283,891

Current liabilities	4,255,017	3,318,486
Common stock warrants	—	4,641
Stockholders’ equity	4,517,639	4,960,764
Total liabilities and stockholders’ equity	8,772,656	8,283,891